Pacific Mutual Life Insurance Company, et al.
March 3, 1997
Page 5





March 3, 1997


Pacific Mutual Life Insurance Company
700 Newport Center Drive
P. O. Box 9000
Newport Beach, California  92658-9000
Attention:  Fixed Income Securities Department

Pacific Corinthian Life Insurance Company
700 Newport Center Drive
P. O. Box 9000
Newport Beach, California  92658-9000
Attention:  Fixed Income Securities Department

Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, Minnesota  55415

RE: Amendment No. 3 to each of the three separate Note agreements, dated as of May 15, 1992, as amended, and entered into between NPC International, Inc., formerly National Pizza Company (the "Company"), as the first party thereto, and Pacific Mutual Life Insurance Company, Pacific Corinthian Life Insurance Company and Lutheran Brotherhood, respectively, as the second party thereto

Ladies and Gentlemen:

We refer to the Note Agreements described above as each may have been amended through the date hereof, including those amendments set forth in the letter agreements dated May 24, 1995 and May 29, 1996 (collectively, the "Existing Agreements"). The addresses of this letter shall be referred to herein individually as a "Lender," and collectively as the "Lenders." All other capitalized terms used herein but not defined herein shall have the same meanings assigned to them in the Existing Agreements.

1. Subsection 6C(2)(A)(iii) of the Existing Agreements as amended May 24, 1995 is hereby amended by substitution of the following in its entirety:

           "(iii) additional unsecured Funded Debt of the Company and its Restricted Subsidiaries and Funded Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by 6C(1)(v) and (vi), provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof (x) Consolidated Funded Debt shall not exceed an amount equal (1) prior to and including the last day of the first fiscal quarter of fiscal year 1997, three (3) times Pro Forma EBITDA, and (2) thereafter three (3) times Pro Forma EBITDA, in each case for the four fiscal quarters immediately preceding the date of determination, and
     (y) in the case of Consolidated Funded Debt to be incurred by a Restricted Subsidiary such Debt could be incurred within the applicable limitations provided in 6C(4); and"

2. The following definition of Pro Form EBITDA shall be inserted in Section 10 in appropriate alphabetical order as a Defined Term:

           "Pro Forma EBITDA means EBITDA provided, however, for the purpose of calculating Pro Forma EBITDA (i) with respect to the last day of the fiscal quarter ending March 26, 1996, and with respect to the last day of each of the next three successive fiscal quarters thereafter, Pro Forma EBITDA shall be calculated without regard for any charges against income in connection with the Skipper's Sale, or in connection with the closure or relocation of up to eight Tony Roma's locations during calendar year 1996, which might otherwise be required under GAAP and (ii) with respect to any Pizza Hut or Tony Roma's restaurants acquired (the "Acquisition Target"), EBITDA of the Acquisition Target for each full fiscal quarter included in the applicable Computation Period prior to such Acquisition (including the fiscal quarter during which it was acquired) shall be included without duplication and reasonably adjusted for tangible operational changes due to field expense differentials, royalty payments to be made to Pizza Hut, Inc., contractual rent payments on real estate and equipment and general and administrative cost differences (collectively, the "Acquisition Adjustments"). Prior to, and in connection with, the calculation of Pro Forma EBITDA, the Company shall provide each Purchaser with appropriate documentation, certified by an authorized financial officer of the Company, supporting the reasonableness of the Acquisition Adjustments."

3. Section 11, Miscellaneous, will be amended by the addition of the following:

           "11.P. Agreement to Amend. Within 180 days after the date hereof if required by the Banks participating in the Company's revolving credit facility, enter into, and cause its Subsidiaries to enter into, an amendment to this Agreement and such other documents as required, and in form and substance satisfactory to the Company and the Purchasers, to accomplish one of the following:

          1. Implement the tax restructuring outlined in that certain letter from the Borrower dated as of December 27, 1996, whereby the notes will be assigned to NPC Management, Inc. and all of its Subsidairies shall become co-Borrowers or guarantee its obligations to all Senior unsecured Lenders; or

                     2. All of its Subsidiaries shall become co-Borrowers or Guarantee its obligations to all Senior unsecured Lenders; or

                     3. Such other reorganization and/or amendments on which the Company, and Purchasers may agree."

Except  as  expressly amended as set forth hereinabove, the Existing  Agreements remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as an amendment or waiver of any other provision of the Existing Agreements.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this Amendment No. 3 to NPC International, Inc., 720 West 20th Street, P.O. Box 643, Pittsburg, Kansas 66762, ATTN: Troy D. Cook. This Amendment No. 3 shall become effective as to any Lender as of the date first above written when and if a counterpart of this Amendment No. 3 shall have been executed by such Lender.

                              NPC INTERNATIONAL, INC.


                              By:___________________________________
                                    Troy D. Cook, Vice President

Agreed as of the date first above written.

PACIFIC MUTUAL LIFE INSURANCE
COMPANY


By:_______________________________
      Name:_________________________
      Title:__________________________

Agreed as of the date first above written:

PACIFIC CORINTHIAN LIFE
INSURANCE COMPANY


By:_______________________________
      Name:_________________________
      Title:__________________________

Agreed as of the date first above written:

LUTHERAN BROTHERHOOD


By:_______________________________
      Name:_________________________
      Title:__________________________